EXHIBIT 99.01

Chegg Reports 2024 Second Quarter Earnings

SANTA CLARA, Calif., August 5, 2024 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE:CHGG), the leading student-first connected learning platform, today reported financial results for the three months ended June 30, 2024.

“Q2 has been transformational for Chegg, completing our restructure, outlining an exciting vision for the future, and completing the rollout of conversational instruction capability and automated solutions just in time for the back-to-school season,” said Nathan Schultz, Chief Executive Officer & President of Chegg, Inc. “We are executing our product vision to evolve Chegg from a solutions-based study platform to one that supports students holistically with 360 degrees of individualized academic and functional support, which meets the needs of the modern student.”

Second Quarter 2024 Highlights

•Total Net Revenues of $163.1 million, a decrease of 11% year-over-year
•Subscription Services Revenues of $146.8 million, a decrease of 11% year-over-year
•Gross Margin of 72%
•Non-GAAP Gross Margin of 75%
•Net Loss was $616.9 million
•Non-GAAP Net Income was $26.5 million
•Adjusted EBITDA was $44.1 million
•4.4 million Subscription Services subscribers, a decrease of 9% year-over-year

Total net revenues include revenues from Subscription Services and Skills and Other. Subscription Services includes revenues from our Chegg Study Pack, Chegg Study, Chegg Writing, Chegg Math, and Busuu offerings. Skills and Other includes revenues from Chegg Skills, Advertising, and any other revenues not included in Subscription Services.

For more information about non-GAAP net income, non-GAAP gross margin and adjusted EBITDA, and a reconciliation of non-GAAP net income to net (loss) income, gross margin to non-GAAP gross margin and adjusted EBITDA to net (loss) income, see the sections of this press release titled, “Use of Non-GAAP Measures,” “Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook

Third Quarter 2024

•Total Net Revenues in the range of $133 million to $135 million
•Subscription Services Revenues in the range of $116 million to $118 million
•Gross Margin between 67% and 68%
•Adjusted EBITDA in the range of $19 million to $21 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net loss to EBITDA and adjusted EBITDA for the third quarter 2024, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website https://investor.chegg.com.

Prepared Remarks - Nathan Schultz, CEO & President Chegg, Inc.

Thank you, Tracey. Good afternoon, everyone, and thanks for joining Chegg’s 2nd quarter earnings call. I’m so very proud of how Chegg shows up for students and of our teams’ endeavor to build an unparalleled learning platform. Since assuming the CEO role 65 days ago, I spearheaded a significant restructuring effort to create a leaner, more efficient organization, which will allow us to move faster, smarter, and make investments for the long term. In 2025, our restructuring program will generate non-GAAP expense savings in the range of $40-50 million and has allowed us to remain committed to our goals of 30%+ adjusted EBITDA margin and at least $100 million of Free Cash Flow. Additionally, we have outlined a new product vision to evolve Chegg from a solutions-based study platform to one that supports the whole student with 360 degrees of individualized academic and functional support. Our talented teams are hard at work building the products and experiences that bring our new vision to life. However, let’s start with Q2.

For Q2, we exceeded our guidance delivering $146.8 million in revenue and $44.1 million in Adjusted EBITDA. We continued to integrate AI into Chegg Study, completing several foundational programs, and most importantly, the complete rollout of conversational instructional capability and automated solutions—all in time for the upcoming back-to-school season. As a result, we are seeing positive reception, as demonstrated by an increase in student engagement. I’d like to specifically call out two exciting trends: first, 70% of subscribers are engaging in conversational instruction; second, students are asking more questions. The number of questions asked by students increased 74% year-over-year versus Q2 2023, and in H1 ’24 alone, students asked a whopping 16.2 million questions, which is a 109% year-over-year increase.

While pleased with the product advancements we implemented in Q2, we are only getting started. Our sights are fixed on innovations that leverage both our key differentiators and the generational technology shift in which we find ourselves. Speaking of which, I would like to spend a few minutes highlighting three key differentiators.

First, we are obsessed with studying students. With more than a decade of insights into student needs, motivations, and behaviors, we consistently work to evolve and align our services to the modern student experience. We apply deep learning science from an in-house team to create a verticalized user experience that reflects how students learn best. For example, we provide step-by-step solutions, jargon-free explanations, and simplified concepts to make learning accessible. This deep understanding of students culled from millions of learning interactions drives our product innovation.

Second, we have been built from the bottom up to deliver high-quality, accurate content at scale. Students care deeply about accuracy and quality of instruction. In our study of more than 11,000 students globally, 47% of those who use Generative AI for university study say receiving incorrect information is a top concern. This lack of trust has led 67% of students to spend additional time verifying the information they receive from AI tools. This is inefficient, and we can do better. To that end, Chegg will launch this fall a student-facing satisfaction guarantee aligned to the quality and accuracy of our content, to better support student success and differentiate Chegg.

Third, and finally, Chegg’s brand awareness remains high, with 75% of US college students having heard of Chegg. We plan to build on our strong foundation in Q3, launching our “Small Steps, Big Wins” marketing campaign this back-to-school season. This will extend our reach into channels where students are congregating, such as TikTok, Instagram, and on campus, to increase our top of funnel. Additionally, we will start to test services delivered on Discord and through Chrome extensions, with the goal of making sure Chegg is everywhere our current and future students are.

The differentiators we have built over the last decade have positioned us for success as we execute our product roadmap and dive headfirst into the generational technology shift ushered in by AI. Our mission is to build from our foundation to support student outcomes -- not by delivering AI education but rather education enhanced by AI. With that in mind, I would like to take you through some examples of the AI architecture we have built.

First, we have created proprietary technology that allows Chegg to deeply understand students' questions. When a question is asked, we create a full picture: why they asked it, at what depth the answer should be given, and most exciting, how we can use this question to develop a series of next-best actions that creates an individualized learning pathway, driving student engagement and retention.

Second, our evolving architecture takes an innovative multi-source approach, leveraging foundational and proprietary language models, our industry-leading symbolic math engine, our deep catalog of learning content, and our subject matter experts to deliver the best learning solutions possible. To fully realize our ground-breaking vision for integrating AI with our proprietary content and computational models, we have built a sophisticated, source-agnostic Orchestrator that intelligently selects the best approach to assist each student. You can think of the Orchestrator as an air-traffic controller. Using this approach, accuracy and quality remain paramount. As such, we have also developed a proprietary quality rubric that assesses all possible content sources and language models. We believe this enables Chegg to take advantage of any future innovations that foundational language models will inevitably create while maintaining the quality that has built our brand.

As always, we have developed our innovative approach to servicing students with scale and cost in mind. Today, we produce solutions at a 75% reduction per unit vs. human creation alone. The bottom line is that we are now creating more content, of higher quality, at lower cost. And as you know, content is the primary driver of our acquisition flywheel.

Before I turn it over to David, I want to briefly talk about what you can expect regarding product innovation in Q3 as well as an exciting new partnership as we get set for our back-to-school rush.

On the global product side, we are well underway in implementing our iterative approach to product development. This fall, we will be testing a variety of innovations. As an example, we have developed a feature internally referred to as Starting Point, which is meant to address the common issue of students simply not knowing where to start, whether they are studying for a mid-term or writing an important paper. This introduces a whole new way for students to leverage Chegg on their learning journey. In addition to Starting Point, we have developed two new applications, one that keeps students on track and another that organizes students’ notes and turns them into study tools. As we get more products into students’ hands through iterative development, you are beginning to see the evolution of Chegg from a Q&A platform to one that delivers 360 degrees of support.

On the international front, we will be launching a fully localized product experience in Mexico by the end of September. Our end-to-end localization strategy adapts Chegg Study to meet the cultural, linguistic, and user experience requirements of key international markets. As our first fully localized market, Mexico will serve as the playbook for future localization efforts. We remain excited about the growth opportunities that international expansion provides.

Finally, I’m excited to announce that we are expanding our Chegg Perks program through a partnership with Max, one of the leading global streaming services. Max delivers exclusive original series and blockbuster movies as well as a library of beloved TV that our US subscribers will now be able to access with ads. Max joins our other Perks partners, including Tinder, DoorDash, Calm, and others, to enrich the value of a Chegg subscription.

In closing, we continue to execute the plan that we believe will return our company to growth. The way back will take time and will be accomplished through steady execution of our vision to serve the whole student, thoughtful implementation of our unique AI strategy, and building off our durable differentiators, which include a deep knowledge of students, a content foundation built for quality and scale, and a brand that students know and love.

Now, with that, I will turn it over to David…

Prepared Remarks - David Longo, CFO Chegg, Inc.

Thank you, Nathan,

Today, I will present our financial performance for the second quarter of 2024 and our outlook for Q3.

Q2 was a solid quarter. We remained focused on delivering our new AI-driven experiences to students around the world, made progress on key metrics which we believe will support both revenue and adjusted EBITDA growth over time, and continued to execute prudent expense management to maintain strong profitability. We exceeded our Q2 guidance on both revenue and adjusted EBITDA and our balance sheet remains healthy.

Before I jump into the results of the quarter, in the Shareholder Letter related to the restructuring, we committed to sharing key metrics that would assist investors to understand and model our company. Our earnings presentation on our investor relations website includes these key metrics for Q2. These are the metrics we review to understand the trends and health of our business.

Moving on to our second quarter performance, we had 4.4 million subscribers in the quarter, with 25% coming from international. Total revenue was $163 million, down 11% year-over-year, including Subscription Services revenue of $147 million. Subscription Services ARPU was down 3% year-over-year, which was primarily driven by the international promotional pricing we introduced last year to bolster conversion and retention. Overall monthly retention for Chegg Study and Study Pack remained strong and was up 23 basis points year-over-year. Skills and Other revenue was $16 million, a decrease of 4% year-over-year.

Second quarter adjusted EBITDA of $44 million represented a margin of 27%. This is above our guidance due to the better than anticipated revenue, as well as ongoing expense management to preserve profitability and cash flows as we navigate the path back to growth. As planned, the restructuring had a minimal impact on our Q2 adjusted EBITDA, and the full financial savings will not be realized until 2025.

We had a few notable GAAP items this quarter, specifically an impairment charge and a large discreet item in our income tax provision. As a result of continued industry pressure and declines in our market capitalization, and as required by accounting rules, we completed an impairment test on our goodwill, intangible assets and property & equipment. The test resulted in $481.5 million of non-cash impairment charges that were excluded from our Q2 adjusted EBITDA.

In addition, the goodwill impairment impacted our Q2 income tax provision as we are now in three years of cumulative pretax losses in the U.S. This triggered the necessity of a $141.6 million non-cash valuation allowance recorded on all US federal and state deferred tax assets which is included in the Q2 income tax provision.

Free Cash Flow was negative $3.6 million in the second quarter, which was driven by severance payments related to our restructuring and an increase in net working capital largely related to the timing of accounts payable items. Capital expenditures were $17.8 million in the quarter, of which $13 million were content costs. Content costs were down 7% year-over-year, even with an increase of 74% in the number of questions asked.

Looking at the balance sheet, we ended the quarter with cash and investments of $605 million and a net cash balance of $4.5 million.

With respect to Q3 guidance, we expect:

•Total revenue between $133 and $135 million, with Subscription Services revenue between $116 and $118 million;
•Gross margin to be in the range of 67 to 68 percent;
•And adjusted EBITDA between $19 and $21 million.

In closing, while these numbers are not where we want them to be, like many companies in the ed-tech space, we are dealing with the challenges of the changing landscape. As Nathan detailed earlier, we are working to implement the vision to get us back to growth, but it will take some time before we see the benefits. I am committed to delivering our financial goals. We believe there is a significant opportunity ahead for Chegg and I am confident in our team and our ability to succeed.

With that, I will turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018, or outside the U.S. +1-201-689-8471, five minutes prior to 1:30 p.m. Pacific Time (or 4:30 p.m. Eastern Time). A live webcast of the call will also be available at https://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 4:30 p.m. Pacific Time (or 7:30 p.m. Eastern Time) on August 5, 2024, until 8:59 p.m. Pacific Time (or 11:59 p.m. Eastern Time) on August 12, 2024, by calling 1-844-512-2921, or outside the U.S. +1-412-317-6671, with Conference ID 13747410. An audio archive of the call will also be available at https://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, https://www.chegg.com/press, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor https://www.chegg.com/press, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg provides individualized learning support to students as they pursue their educational journeys. Available on demand 24/7 and powered by over a decade of learning insights, the Chegg platform offers students AI-powered academic support thoughtfully designed for education coupled with access to a vast network of subject matter experts who ensure quality. No matter the goal, level, or style, Chegg helps millions of students around the world learn with confidence by helping them build essential academic, life, and job skills to achieve success. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Media Contact: Tonya B. Hudson, press@chegg.com
Investor Contact: Tracey Ford, IR@chegg.com

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP weighted average shares, non-GAAP net income per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization or EBITDA, adjusted for share-based compensation expense, other income, net, acquisition-related compensation costs, impairment expense, restructuring charges, content and related assets charge and transitional logistic charges; (2) non-GAAP cost of revenues as cost of revenues excluding amortization of intangible assets, share-based compensation expense, acquisition-related compensation costs, restructuring charges, content and related assets charge, and transitional logistic charges; (3) non-GAAP gross profit as gross profit excluding amortization of intangible assets, share-based compensation expense, acquisition-related compensation costs, restructuring charges, content and related assets charge, and transitional logistic charges; (4) non-GAAP gross margin is defined as non-GAAP gross profit divided by net revenues, (5) non-GAAP operating expenses as operating expenses excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, restructuring charges, impairment expense, impairment of lease related assets, and loss contingency; (6) non-GAAP income from operations as loss from operations excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, restructuring charges, impairment expense, content and related assets charge, impairment of lease related assets, loss contingency, and transitional logistic charges; (7) non-GAAP net income as net (loss) income excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, amortization of debt issuance costs, the income tax effect of non-GAAP adjustments, restructuring charges, impairment expense, content and related assets charge, impairment of lease related assets, gain on sale of strategic equity investment, gain on early extinguishment of debt, loss contingency and transitional logistic charges; (8) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of shares for stock plan activity and shares related to our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding; (9) non-GAAP net income per share is defined as non-GAAP net income divided by non-GAAP weighted average shares outstanding; and (10) free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” tables below, each of the non-GAAP financial measures excludes or includes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets, including those that contribute to generating revenues, that it acquires in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Chegg believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations and provides investors with a better comparison of period-over-period operating results. No corresponding adjustments have been made related to revenues generated from acquired intangible assets.

Acquisition-related compensation costs.

Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

Amortization of debt issuance costs.

The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors with a better comparison of period-over-period operating results.

Income tax effect of non-GAAP adjustments.

We utilize a non-GAAP effective tax rate for evaluating our operating results, which is based on our current mid-term projections. This non-GAAP tax rate could change for various reasons including, but not limited to, significant changes resulting from tax legislation, changes to our corporate structure and other significant events. Chegg believes that the inclusion of the income tax effect of non-GAAP adjustments provides investors with a better comparison of period-over-period operating results.

Restructuring charges.

Restructuring charges represent expenses incurred in conjunction with a reduction in workforce. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because they are nonrecurring and the result of an event that is not considered a core-operating activity. Chegg believes that it is appropriate to exclude the restructuring charges from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment expense.

Impairment expense represents the impairment of goodwill, intangible assets, and property and equipment. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities and are not indicative of our ongoing operating performance. Chegg believes that it is appropriate to exclude the impairment expense from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment of lease related assets.

The impairment of lease related assets represents impairment charge recorded on the ROU asset and leasehold improvements associated with the closure of our offices. The impairment of lease related assets is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Content and related assets charge.

The content and related assets charge represents a write off of certain content and related assets. The content and related assets charge is excluded from non-GAAP financial measures because it is the result of a discrete event that is not considered core-

operating activities. Chegg believes that it is appropriate to exclude the content and related assets charge from non-GAAP financial measures because it enables the comparison of period-over-period operating results.

Gain on sale of strategic equity investment.

The gain on sale of strategic equity investment represents a one-time event to record the sale of our equity investment in Sound Ventures. We believe that it is appropriate to exclude the gain from non-GAAP financial measure because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Gain on early extinguishment of debt.

The difference between the carrying amount of early extinguished debt and the reacquisition price is excluded from management's assessment of our operating performance because management believes that these non-cash gains are not indicative of ongoing operating performance. Chegg believes that the exclusion of the gain on early extinguishment of debt provides investors with a better comparison of period-over-period operating results.

Loss contingency.

The loss contingency represents a one-time accrual in connection with a demand for repayment of certain investment proceeds received by the Company in its capacity as an investor in TAPD, Inc. (more commonly known as “Frank”). The loss contingency is excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. Chegg believes that it is appropriate to exclude the loss contingency from non-GAAP financial measures because it enables the comparison of period-over-period operating results.

Transitional logistics charges.

The transitional logistics charges represent incremental expenses incurred as we transition our print textbooks to a third party. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Effect of shares for stock plan activity.

The effect of shares for stock plan activity represents the dilutive impact of outstanding stock options, RSUs, and PSUs calculated under the treasury stock method.

Effect of shares related to convertible senior notes.

The effect of shares related to convertible senior notes represents the dilutive impact of our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding as they were antidilutive on a GAAP basis.

Free cash flow.

Free cash flow represents net cash provided by operating activities adjusted for purchases of property and equipment. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, our endeavor to build an unparalleled learning platform, our effort to create a leaner, more efficient organization, which will move faster, smarter, and allow us to make investments for the long term, our prediction that our restructuring program will generate non-GAAP expense savings in the range of $40-50 million, our goals of 30%+ adjusted EBITDA margin and at least $100 million of Free Cash Flow for 2025, our new product vision to evolve Chegg from a solutions-based study platform to one that supports the whole student with 360 degrees of individualized academic and functional support, our ability to build the products and experiences that bring our new vision to life, our ability to leverage both our key differentiators and the general technology shift in which we find ourselves, our ability to evolve and align our services to the modern student experience, our expectation that we can do better regarding students spending time verifying the information they receive from AI tools, the launch of our student-facing satisfaction guarantee, our ability to support student success and differentiate Chegg, our plan to launch our "Small Steps, Big Wins" marketing campaign, our expectation that our marketing program will extend our reach into channels where students are congregating and that it will increase our top of funnel, our goal of making sure Chegg is everywhere our current and future students are, our ability to execute our product roadmap, our ability to support student outcomes by delivering education enhanced by AI, whether we can use our proprietary technology to develop a series of next-best actions that creates an individualized learning pathway and whether this will drive student engagement and retention, our ability to deliver the best learning solutions possible, our Orchestrator's ability to select the best approach to assist each student, our ability to take advantage of any future innovations that foundational models will create while maintaining quality, producing solutions at a reduced cost per unit vs. human creation alone, our content acting as the primary driver of our acquisition flywheel, our product innovations for Q3 including Starting Point, one that keeps students on track and another that organizes students' notes, the evolution of Chegg from a Q&A platform to one that delivers 360 degrees of support, the launch of a fully localized product in Mexico by the end of September, our ability to meet the cultural, linguistic, and user experience requirements of key international markets, the ability of Mexico to serve as a playbook for future localization efforts, the growth opportunities that international expansion provides, our partnership with Max, our belief that we will return to growth, that the work done in Q2 will support both revenue and adjusted EBITDA growth over time, our ability to maintain strong profitability, our Q3 guidance, including total revenue, Subscription Services revenue, gross margin, and adjusted EBITDA, our ability to implement our vision to get back to growth, our ability to deliver our financial goals, that there is a significant opportunity ahead of Chegg, and our confidence in our team and our ability to succeed, as well as those included in the investor presentation referenced above, those included in the “Prepared Remarks” sections above, and all statements about Chegg’s outlook under “Business Outlook.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of AI technology on Chegg’s business and the economy generally; Chegg’s ability to attract new learners to, and retain existing learners on, our learning platform; Chegg's innovation and offering of new products and services in response to technology and market developments, including AI; Chegg’s brand and reputation; the uncertainty surrounding the evolving educational landscape; enrollment and student behavior, including the impact of AI; Chegg’s ability to expand internationally; the efficacy of Chegg's efforts to drive user traffic, including search engine optimization, social media campaigns, and other marketing; the success of Chegg’s new product offerings, including 360 degrees of individualized academic and functional support; competition in all aspects of Chegg’s business, including with respect to AI and Chegg's expectation that such competition will increase; Chegg’s ability to maintain its services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; third-party payment processing risks; adoption of government regulation of education unfavorable to Chegg; the rate of adoption of Chegg’s offerings; mobile app stores and mobile operating systems making Chegg’s apps and mobile website available to students and to grow Chegg’s user base and increase their engagement; colleges and governments restricting online access or access to Chegg’s services; Chegg’s ability to strategically take advantage of new opportunities; competitive developments, including pricing pressures and other services targeting students; Chegg’s ability to build and expand its services offerings; Chegg’s ability to integrate acquired businesses and assets; the impact of seasonality and student behavior on the business; the outcome of any current litigation and investigations; misuse of Chegg’s platform and content; Chegg’s ability to effectively control operating costs; regulatory changes, in particular concerning privacy, marketing, and education; changes in the education market, including as a result of AI technology and COVID-19; and general economic, political and industry conditions, including inflation, recession and war. All information provided in this release and in the conference call is as of the date hereof, and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on February 20, 2024, and could cause actual results to differ materially from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$133,068	$135,757
Short-term investments	212,396	194,257
Accounts receivable, net of allowance of $183 and $376 at June 30, 2024 and December 31, 2023, respectively	20,964	31,404
Prepaid expenses	30,841	20,980
Other current assets	36,279	32,437
Total current assets	433,548	414,835
Long-term investments	259,925	249,547
Property and equipment, net	179,278	183,073
Goodwill	189,769	631,995
Intangible assets, net	12,848	52,430
Right of use assets	21,508	25,130
Deferred tax assets	2,287	141,843
Other assets	15,167	28,382
Total assets	$1,114,330	$1,727,235
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$14,424	$28,184
Deferred revenue	45,023	55,336
Accrued liabilities	68,001	77,863
Current portion of convertible senior notes, net	357,838	357,079
Total current liabilities	485,286	518,462
Long-term liabilities
Convertible senior notes, net	243,079	242,758
Long-term operating lease liabilities	15,595	18,063
Other long-term liabilities	4,870	3,334
Total long-term liabilities	263,544	264,155
Total liabilities	748,830	782,617
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share: 400,000,000 shares authorized; 103,360,633 and 102,823,700 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	103	103
Additional paid-in capital	1,075,989	1,031,627
Accumulated other comprehensive loss	(39,915)	(34,739)
Accumulated deficit	(670,677)	(52,373)
Total stockholders' equity	365,500	944,618
Total liabilities and stockholders' equity	$1,114,330	$1,727,235

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenues	$163,147	$182,853	$337,497	$370,454
Cost of revenues(1)	45,411	47,412	91,908	96,562
Gross profit	117,736	135,441	245,589	273,892
Operating expenses:
Research and development(1)	43,651	52,872	88,086	99,779
Sales and marketing(1)	23,545	30,956	53,920	67,973
General and administrative(1)	54,016	70,309	109,550	129,282
Impairment expense	481,531	—	481,531	—
Total operating expenses	602,743	154,137	733,087	297,034
Loss from operations	(485,007)	(18,696)	(487,498)	(23,142)
Interest expense, net and other income, net:
Interest expense, net	(651)	(1,114)	(1,301)	(2,382)
Other income, net	7,119	64,103	17,899	76,179
Total interest expense, net and other income, net	6,468	62,989	16,598	73,797
(Loss) income before provision for income taxes	(478,539)	44,293	(470,900)	50,655
Provision for income taxes	(138,345)	(19,681)	(147,404)	(23,857)
Net (loss) income	$(616,884)	$24,612	$(618,304)	$26,798
Net (loss) income per share
Basic	$(6.01)	$0.21	$(6.03)	$0.22
Diluted	$(6.01)	$(0.11)	$(6.03)	$(0.08)
Weighted average shares used to compute net (loss) income per share
Basic	102,604	117,977	102,474	120,828
Diluted	102,604	132,944	102,474	137,416

(1) Includes share-based compensation expense and restructuring charges as follows:

Share-based compensation expense:
Cost of revenues	$466	$560	$979	$1,087
Research and development	7,123	11,968	16,332	22,882
Sales and marketing	1,726	2,182	3,866	4,681
General and administrative	8,732	21,210	26,159	41,016
Total share-based compensation expense	$18,047	$35,920	$47,336	$69,666

Restructuring charges:
Cost of revenues	$191	$12	$191	$12
Research and development	2,082	1,692	2,082	1,692
Sales and marketing	906	1,228	906	1,228
General and administrative	3,549	2,772	3,549	2,772
Total restructuring charges	$6,728	$5,704	$6,728	$5,704

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(618,304)	$26,798
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Share-based compensation expense	47,336	69,666
Depreciation and amortization expense	39,393	52,027
Deferred income taxes	141,032	20,142
Operating lease expense, net	3,141	3,009
Amortization of debt issuance costs	1,081	1,988
Loss from write-off of property and equipment	1,657	450
Impairment expense	481,531	—
Gain on early extinguishment of debt	—	(53,777)
Loss contingency	—	7,000
Impairment on lease related assets	2,189	—
Other non-cash items	82	(1,083)
Change in assets and liabilities:
Accounts receivable	10,561	3,081
Prepaid expenses and other current assets	(12,173)	15,082
Other assets	(773)	5,470
Accounts payable	(12,045)	(671)
Deferred revenue	(10,226)	(3,634)
Accrued liabilities	(4,057)	(1,436)
Other liabilities	(2,880)	(8,205)
Net cash provided by operating activities	67,545	135,907
Cash flows from investing activities
Purchases of property and equipment	(45,817)	(33,864)
Proceeds from disposition of textbooks	—	9,787
Purchases of investments	(123,669)	(552,409)
Maturities of investments	89,890	476,862
Proceeds from sale of investments	—	238,681
Proceeds from sale of strategic equity investment	15,500	—
Purchase of strategic equity investment	—	(9,604)
Net cash (used in) provided by investing activities	(64,096)	129,453
Cash flows from financing activities
Proceeds from common stock issued under stock plans, net	2,190	3,081
Payment of taxes related to the net share settlement of equity awards	(7,825)	(11,068)
Repurchase of common stock	—	(186,368)
Repayment of convertible senior notes	—	(369,761)
Proceeds from exercise of convertible senior notes capped call	—	297
Net cash used in financing activities	(5,635)	(563,819)
Effect of exchange rate changes	(305)	197
Net decrease in cash, cash equivalents and restricted cash	(2,491)	(298,262)
Cash, cash equivalents and restricted cash, beginning of period	137,976	475,854
Cash, cash equivalents and restricted cash, end of period	$135,485	$177,592

	Six Months Ended June 30,
	2024	2023
Supplemental cash flow data:
Cash paid during the period for:
Interest	$224	$517
Income taxes, net of refunds	$2,729	$6,171
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$4,346	$4,909
Right of use assets obtained in exchange for lease obligations:
Operating leases	$663	$12,407
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$5,016	$4,518

	June 30,
	2024	2023
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$133,068	$175,368
Restricted cash included in other current assets	540	60
Restricted cash included in other assets	1,877	2,164
Total cash, cash equivalents and restricted cash	$135,485	$177,592

CHEGG, INC.
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net (loss) income	$(616,884)	$24,612	$(618,304)	$26,798
Interest expense, net	651	1,114	1,301	2,382
Provision for income taxes	138,345	19,681	147,404	23,857
Depreciation and amortization expense	19,706	26,484	39,393	52,027
EBITDA	(458,182)	71,891	(430,206)	105,064
Share-based compensation expense	18,047	35,920	47,336	69,666
Other income, net	(7,119)	(64,103)	(17,899)	(76,179)
Acquisition-related compensation costs	173	3,417	428	5,877
Restructuring charges	6,728	5,704	6,728	5,704
Impairment expense	481,531	—	481,531	—
Impairment of lease related assets	2,189	—	2,189	—
Content and related assets charge	729	—	729	—
Loss contingency	—	7,000	—	7,000
Transitional logistics charges	—	—	—	253
Adjusted EBITDA	$44,096	$59,829	$90,836	$117,385

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of revenues	$45,411	$47,412	$91,908	$96,562
Amortization of intangible assets	(3,071)	(3,382)	(6,213)	(6,721)
Share-based compensation expense	(466)	(560)	(979)	(1,087)
Acquisition-related compensation costs	(5)	(7)	(11)	(12)
Restructuring charges	(191)	(12)	(191)	(12)
Content and related assets charge	(729)	—	(729)	—
Transitional logistics charges	—	—	—	(253)
Non-GAAP cost of revenues	$40,949	$43,451	$83,785	$88,477

Gross profit	$117,736	$135,441	$245,589	$273,892
Amortization of intangible assets	3,071	3,382	6,213	6,721
Share-based compensation expense	466	560	979	1,087
Acquisition-related compensation costs	5	7	11	12
Restructuring charges	191	12	191	12
Content and related assets charge	729	—	729	—
Transitional logistics charges	—	—	—	253
Non-GAAP gross profit	$122,198	$139,402	$253,712	$281,977

Gross margin %	72%	74%	73%	74%
Non-GAAP gross margin %	75%	76%	75%	76%

Operating expenses	$602,743	$154,137	$733,087	$297,034
Share-based compensation expense	(17,581)	(35,360)	(46,357)	(68,579)
Amortization of intangible assets	(435)	(2,977)	(1,291)	(5,888)
Acquisition-related compensation costs	(168)	(3,410)	(417)	(5,865)
Restructuring charges	(6,537)	(5,692)	(6,537)	(5,692)
Impairment expense	(481,531)	—	(481,531)	—
Impairment of lease related assets	(2,189)	—	(2,189)	—
Loss contingency	—	(7,000)	—	(7,000)
Non-GAAP operating expenses	$94,302	$99,698	$194,765	$204,010

Loss from operations	$(485,007)	$(18,696)	$(487,498)	$(23,142)
Share-based compensation expense	18,047	35,920	47,336	69,666
Amortization of intangible assets	3,506	6,359	7,504	12,609
Acquisition-related compensation costs	173	3,417	428	5,877
Restructuring charges	6,728	5,704	6,728	5,704
Impairment expense	481,531	—	481,531	—
Impairment of lease related assets	2,189	—	2,189	—
Content and related assets charge	729	—	729	—
Transitional logistics charges	—	—	—	253
Loss contingency	—	7,000	—	7,000
Non-GAAP income from operations	$27,896	$39,704	$58,947	$77,967

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net (loss) income	$(616,884)	$24,612	$(618,304)	$26,798
Share-based compensation expense	18,047	35,920	47,336	69,666
Amortization of intangible assets	3,506	6,359	7,504	12,609
Acquisition-related compensation costs	173	3,417	428	5,877
Amortization of debt issuance costs	540	931	1,081	1,988
Income tax effect of non-GAAP adjustments	129,937	7,671	130,650	(184)
Restructuring charges	6,728	5,704	6,728	5,704
Impairment expense	481,531	—	481,531	—
Impairment of lease related assets	2,189	—	2,189	—
Content and related assets charge	729	—	729	—
Gain on sale of strategic equity investment	—	—	(3,783)	—
Gain on early extinguishment of debt	—	(53,777)	—	(53,777)
Loss contingency	—	7,000	—	7,000
Transitional logistics charges	—	—	—	253
Non-GAAP net income	$26,496	$37,837	$56,089	$75,934

Weighted average shares used to compute net (loss) income per share, diluted	102,604	132,944	102,474	137,416
Effect of shares for stock plan activity	310	273	513	433
Effect of shares related to convertible senior notes	9,234	—	9,234	—
Non-GAAP weighted average shares used to compute non-GAAP net income per share, diluted	112,148	133,217	112,221	137,849

Net (loss) income per share, diluted	$(6.01)	$(0.11)	$(6.03)	$(0.08)
Adjustments	6.25	0.39	6.53	0.63
Non-GAAP net income per share, diluted	$0.24	$0.28	$0.50	$0.55

CHEGG, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Net cash provided by operating activities	$67,545	$135,907
Purchases of property and equipment	(45,817)	(33,864)
Proceeds from disposition of textbooks	—	9,787
Free cash flow	$21,728	$111,830

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

Three Months Ending September 30, 2024
Net loss	$(16,100)
Interest expense, net	500
Provision for income taxes	(800)
Depreciation and amortization expense	19,700
EBITDA	3,300
Share-based compensation expense	21,500
Other income, net	(6,800)
Acquisition-related compensation costs	200
Restructuring charges	1,800
Adjusted EBITDA	$20,000

* Adjusted EBITDA guidance for the three months ending September 30, 2024 represent the midpoint of the range of $19 million to $21 million, respectively.